FULL-TIME EMPLOYMENT AGREEMENT

(Executive / Negotiated Terms)

Targatek, Inc. | A Delaware Corporation

This Full-Time Employment Agreement (“Agreement”) is entered into as of January 1, 2019 (the “Effective Date”) by and between Targatek, Inc., with its principal place of business at 3100 Ray Ferrero Jr. Blvd, Fort Lauderdale, FL 33314 (“Company”), and William Adams Jr, residing at 6780 Sabal Palm Dr. St Augustine Fl. 32086 (“Employee”). The Parties agree as follows:

1.Position and Duties

1.1Position, Reporting, and Work Location

Employee's job title, department, reporting structure, work location, employment type, and FLSA classification are set forth in Appendix A Section 1, which is incorporated by reference. Employee accepts the position on those terms and shall perform such additional duties as may be reasonably assigned by the Company from time to time consistent with the position.

1.2Time Commitment

Employee's time commitment is as set forth in Appendix A Section 2. Employee shall not engage in any other employment, consulting, or business activity that conflicts with Employee's obligations to the Company without the prior written consent of an authorized officer of the Company; concurrent engagements, if any, must be disclosed on Schedule 2 to Appendix C.

1.3Compliance with Policies

Employee shall comply at all times with all applicable Company policies, procedures, codes of conduct, and the Employee Handbook, as may be amended from time to time. Nothing in any policy or handbook modifies the at-will nature of this Agreement.

2.Term and At-Will Employment

2.1Commencement

Employee's employment shall commence on the Effective Date.

2.2At-Will Employment

Employee's employment with the Company is at-will under the laws of the State of Florida. Either Party may terminate the employment at any time, for any reason or no reason, with or without notice, except as otherwise limited by applicable law or expressly modified by a separate written agreement signed by an authorized officer of the Company. This Agreement is not a guarantee of continued employment for any definite period; the Company may modify, reassign, or restructure Employee's role at its discretion; and nothing in any Company policy or the Employee Handbook modifies the at-will nature of employment.

3.Compensation, Benefits, and Expenses

3.1Compensation and Equity

All compensation terms are set forth in Appendix A, which is incorporated by reference. Appendix A governs in the event of any conflict with this Agreement on compensation matters.

3.2Benefits

Employee shall be eligible to participate in the Company's benefit programs as set forth in Appendix B, which is incorporated by reference.

Full-Time Employment Agreement

3.3Expense Reimbursement

The Company shall reimburse Employee for reasonable and necessary business expenses in accordance with the Company's expense reimbursement policy set forth in the Employee Handbook, including applicable approval thresholds and submission requirements.

4.Incorporated Documents

This Agreement consists of the following documents, all of which are incorporated by reference and constitute the entire understanding between the Parties:

•This Front-End Agreement (commercial terms, at-will, conditions)

•Appendix A -- Compensation and Equity (specific compensation terms)

•Appendix B -- Benefits Summary (benefits eligibility and coverage terms)

•Appendix C -- Confidentiality, IP, Non-Solicitation and Non-Compete Agreement

•Targatek Employee Handbook (Company policies)

5.Termination of Employment

5.1At-Will Termination

Either Party may terminate this Agreement at any time, for any reason or no reason, with or without notice, consistent with Section 2.2.

5.2Voluntary Resignation by Employee

Employee agrees, as a professional courtesy, to provide the Company with at least two (2) weeks' prior written notice of resignation. The Company may, in its sole discretion, waive all or any portion of such notice and terminate the employment immediately, in which case the last day of employment shall be the date specified by the Company. This notice provision is a courtesy obligation and does not modify the at-will nature of employment.

5.3Termination for Cause

The Company may terminate Employee's employment immediately, without notice or compensation in lieu of notice, for “Cause” as defined in Section 6 of Appendix C.

5.4Termination Without Cause

The Company may terminate Employee's employment at any time without Cause. Upon such termination, Employee shall receive: (a) accrued and unpaid base compensation through the date of termination; (b) reimbursement of unreimbursed business expenses; (c) any vested benefits required to be paid under applicable plan terms or law; and (d) any severance benefits set forth in Appendix A (if applicable). No additional severance compensation is payable unless expressly set forth in Appendix A or a separately executed severance agreement.

5.5Obligations Upon Termination

Upon termination of employment for any reason, Employee shall immediately: (a) return all Company property, equipment, documents, data, files, credentials, and other materials, in accordance with Section 2.6 of Appendix C; (b) resign from all positions held with the Company and its affiliates; (c) cooperate in good faith with any reasonable transition activities; and (d) execute any additional documents required to effectuate the foregoing.

5.6Survival of Post-Termination Obligations

Sections 2 through 8 of Appendix C, including Confidentiality, Intellectual Property, Non-Solicitation, Non-Compete, Dispute Resolution, and General Provisions, survive the termination of employment in accordance with their respective terms.

Full-Time Employment Agreement

6.Dispute Resolution

All disputes arising out of or relating to this Agreement or Employee's employment shall be resolved under Section 7 of Appendix C (mandatory mediation as a condition precedent, exclusive venue in Broward County, Florida, jury trial waiver, and attorneys' fee shifting for non-compete enforcement).

7.Representations and Warranties

Employee makes the representations and warranties set forth in Section 8.8 of Appendix C, which are incorporated herein by reference and made a part of this Agreement, including as to the absence of conflicting prior agreements (except as disclosed on Schedule 2 to Appendix C), the non-disclosure of third-party confidential information, and the truthfulness and completeness of information provided to the Company.

8.General Provisions

8.1Entire Agreement

This Agreement, together with Appendices A, B, and C, the Employee Handbook, and any separately executed Severance Agreement or Grant Agreement, constitutes the entire agreement between the Parties with respect to Employee's employment. This Agreement supersedes all prior offer letters, term sheets, and other agreements relating to Employee's employment.

8.2Amendments

No modification, amendment, or waiver of this Agreement shall be effective unless in writing and duly executed by both Parties. Appendices A and B may be updated as provided in their respective amendment provisions without amending this Agreement.

8.3Severability

If any provision of this Agreement is unenforceable, the provision shall be modified to the minimum extent necessary as set forth in Section 8.3 of Appendix C. All other provisions remain in full force.

8.4Waiver

No failure or delay by either Party in exercising any right shall operate as a waiver. No waiver is effective unless made in writing and signed by the waiving Party.

8.5Assignment

Employee may not assign this Agreement. The Company may assign this Agreement in connection with a merger, acquisition, reorganization, or sale of all or substantially all of its assets.

8.6Notices

All notices shall be in writing and shall be deemed duly given when delivered personally, one business day after deposit with a nationally recognized overnight courier, or three business days after deposit in the United States Mail, first-class postage prepaid, to the addresses set forth above, or as updated in writing.

8.7Counterparts and Electronic Signatures

This Agreement may be executed in counterparts and by electronic signature pursuant to the Florida Electronic Signature Act, §668.50, Florida Statutes, and the federal E-SIGN Act, 15 U.S.C. § 7001 et seq.

8.8Governing Law

This Agreement is governed by the laws of the State of Florida, as further set forth in Section 7.1 of Appendix C.

Full-Time Employment Agreement

9.Acknowledgment

By signing below, Employee acknowledges and agrees that: (a) Employee has read this Agreement and all Appendices carefully and in their entirety; (b) Employee fully understands the terms, rights, and obligations set forth herein; (c) Employee has had a meaningful opportunity to seek advice from independent legal counsel; (d) Employee is entering into this Agreement freely, voluntarily, and without duress; (e) Employee has received a copy of this Agreement and all Appendices; and (f) no promises or representations other than those expressly set forth herein have been made to induce Employee to sign this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date last signed below.

TARGATEK, INC.	EMPLOYEE

Signature	Signature

Joseph U. Thomopson, CEO	William J. Adams, Jr.
Printed Name / Title	Printed Name

6/30/2026	6/30/2026
Date	Date

Appendix A – Bill Adams

APPENDIX A

COMPENSATION AND EQUITY

Attached to and incorporated by reference into the Offer Letter or Employment Agreement

This Appendix A sets forth the position details, compensation, and equity terms applicable to Bill Adam's engagement with Targatek, Inc. and is incorporated into the Offer Letter or Employment Agreement to which it is attached (the “Front-End Agreement”). This Appendix A may be updated from time to time by written instrument signed by both Parties without amending the underlying Front-End Agreement, Appendix B, Appendix C, or the Employee Handbook.

1.Position Details

Job Title:	Chief Vision Officer
Department:	Targatek, Inc.
Reports To:	Joseph Thompson, Chief Executive Officer
Work Location:	Saint Augustine, Florida / Remote Home Office
Effective Start Date:	November 1, 2018
Employment Type:	Full-Time
FLSA Classification:	Exempt

2.Time Commitment

Employee shall devote Employee's full professional time, attention, and energy to the Company, and shall not engage in any other employment or business activity without prior written consent; standard work hours and expectations are set forth in the Employee Handbook.

Concurrent engagements, if any, must be disclosed and listed on Schedule 2 to Appendix C in accordance with Section 3.7 of that Appendix.

3.Base Compensation

Compensation Type:	Salary
Annual / Hourly Rate:	$100,000 annual
Pay Schedule:	Semi-monthly (1st and 15th) via direct deposit
First Payment Date:	June 30, 2026

All compensation is subject to applicable federal, state, and local tax withholdings and deductions; compensation is reviewed at least annually at the Company's discretion.

4.Bonus and Incentive Compensation

Employee is eligible for milestone-based bonuses Based on the Milestone Table below. Payment is made within thirty (30) days of certification by the Board. Active employment in good standing on the certification

Appendix A – Bill Adams

date is required. ARR is defined as contracted, invoiced, recurring annual subscription revenue from paying customers, net of credits and refunds.

Milestone	Bonus Amount	Target Date	Status
Platform Launch (Gen 2 MVP market-ready)	$5,000	Sep 2026	Pending
$100,000 ARR	$5,000	Dec 2026	Pending
$300,000 ARR	$15,000	May 2027	Pending
$600,000 ARR	$15,000	Nov 2027	Pending
$1,000,000 ARR	$25,000	May 2028	Pending
$1,500,000 ARR	$25,000	Nov 2028	Pending
$2,000,000 ARR	$25,000	Beyond 2028	Pending

Target dates are good-faith projections. No milestone has an expiration date -- each bonus remains payable whenever the threshold is certified, provided Employee is employed and in good standing or has a qualifying acceleration event under the Employment Agreement.

5.Amendment

This Appendix A may be updated by written instrument signed by both Parties without amending the underlying Employment Agreement, Appendix B, Appendix C, or the Employee Handbook.

Bill Adams serves concurrently as Founder and Executive Chairman of Targatek, Inc. in a Board-level capacity separate from this employment relationship. This Appendix A governs compensation solely for the Chief Visionary Officer role. Board compensation, if any, is governed by separate Board resolution.

Appendix A – Bill Adams

Acknowledged and agreed:

TARGATEK, INC.	EMPLOYEE

Signature	Signature

Joseph U. Thomopson, CEO	William J. Adams, Jr.
Printed Name / Title	Printed Name

6/30/2026	6/30/2026
Date	Date

Appendix B – Benefits Summary

APPENDIX B

BENEFITS SUMMARY

Attached to and incorporated by reference into the Offer Letter or Employment Agreement

This Appendix B sets forth the benefits applicable to Employee's engagement with Targatek, Inc. and is incorporated into the Offer Letter or Employment Agreement to which it is attached.

Current plan details -- including carriers, contribution amounts, premium splits, deductibles, and coverage limits -- are maintained in the Company's Human Resources Information System (Paylocity, accessible at access.paylocity.com or its replacement as indicated by IT Operations) and are updated annually without requiring amendment of this Appendix B. The applicable plan documents govern in the event of any conflict with this Appendix B. The Company reserves the right to amend, modify, suspend, or terminate any benefit program at any time, subject to applicable law.

401(k) Retirement Savings Plan

Employee is eligible to participate in the Company's 401(k) retirement savings plan following the plan's eligibility waiting period; contribution limits, any employer matching contribution, vesting schedule, and plan terms are set forth in the plan document available through the HRIS; Employee is encouraged to consult an independent financial advisor regarding retirement planning.

Paid Time Off

Employee is eligible to take paid time off under the Company's open PTO policy as set forth in the Employee Handbook. PTO under this policy does not accrue, has no fixed annual allotment, and is not paid out upon termination, except where applicable state or local law requires otherwise.

Paid Holidays

Employee is entitled to paid holidays in accordance with the Company's published holiday calendar, communicated by People Operations at the start of each calendar year and set forth in the Employee Handbook.

Benefits Upon Separation

Employee's eligibility for Company-sponsored benefits ends on the last day of the month in which employment terminates, unless otherwise specified in the applicable plan document. Employees enrolled in qualifying group health plans may elect continued coverage under COBRA, and continuation notices will be provided in accordance with federal requirements. Because PTO does not accrue under the Company's open PTO policy, no PTO payout is due upon termination, except where required by applicable state or local law.

Appendix B – Benefits Summary

Acknowledgment:

By signing below, Employee acknowledges receipt of this Appendix B, confirms understanding of the benefits applicable to this engagement as set forth above, and acknowledges that current plan details are available in the HRIS and governed by the applicable plan documents.

TARGATEK, INC.	EMPLOYEE

Signature	Signature

Joseph U. Thomopson, CEO	William J. Adams, Jr.
Printed Name / Title	Printed Name

6/30/2026	6/30/2026
Date	Date

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

APPENDIX C

CONFIDENTIALITY, INTELLECTUAL PROPERTY,
NON-SOLICITATION AND NON-COMPETE AGREEMENT

Attached to and incorporated by reference into the Offer Letter or Employment Agreement | Rev. 3 -- AI Use + Continued Acknowledgment

This Confidentiality, Intellectual Property, Non-Solicitation and Non-Compete Agreement (“Agreement”) is entered into between Targatek, Inc., a Delaware corporation with its principal place of business in Fort Lauderdale, Florida (“Company”), and the undersigned individual (“Employee”), and is incorporated into and made part of the Offer Letter, Part-Time Employment Agreement, or Full-Time Employment Agreement to which it is attached (the “Front-End Agreement”). In consideration of Employee's employment or engagement with the Company and the compensation and benefits provided, the Parties agree as follows:

1.Definitions

1.1Confidential Information

“Confidential Information” means any and all non-public information of any kind relating to the Company or its affiliates, customers, prospects, partners, employees, or investors, in any form, that Employee receives, learns, develops, or has access to during employment, including without limitation: trade secrets; customer and prospect lists, data, contacts, and history; pricing, financial, and forecast information; business strategies, plans, and roadmaps; software, source code, algorithms, models, and technical architectures; the Enterprise Performance Indicator (EPI) framework and methodology; product specifications, designs, and development plans; marketing and sales materials and methods; vendor and supplier information; contract terms; personnel and compensation records; investor materials and capitalization information; and any information marked confidential or that a reasonable person would understand to be confidential under the circumstances of disclosure.

1.2Work Product

“Work Product” means all inventions, discoveries, improvements, developments, ideas, concepts, software, source code, object code, algorithms, data models, designs, schematics, processes, methods, formulas, techniques, original works of authorship, writings, illustrations, audiovisual works, and all other intellectual property of any kind, whether or not patentable, copyrightable, or otherwise protectable, that Employee conceives, creates, develops, makes, or reduces to practice, alone or jointly with others, during the term of Employee's employment with the Company.

1.3Restricted Period

“Restricted Period” means the period of Employee's employment with the Company and the twelve (12) months immediately following the termination of Employee's employment for any reason, whether voluntary or involuntary.

1.4AI Tools

“AI Tools” means any artificial intelligence tool, large language model, generative AI service, AI-assisted coding or writing assistant, or other emerging technology tool that processes, analyzes, generates, or transforms data or content, whether accessed through a Company account, a personal account, a third-party platform, or embedded within another application.

2.Confidentiality and Non-Disclosure

2.1Obligations

During Employee's employment and at all times thereafter in perpetuity, Employee shall: (a) hold all Confidential Information in strict confidence using at least the same degree of care Employee uses to protect

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

Employee's own confidential information, but no less than reasonable care; (b) not disclose any Confidential Information to any third party without the prior written consent of an authorized officer of the Company; (c) use Confidential Information solely to perform Employee's duties for the Company; (d) take all reasonable precautions to safeguard Confidential Information against unauthorized access, use, or disclosure; and (e) promptly notify the Company of any actual or suspected unauthorized use or disclosure of Confidential Information.

2.2Florida Uniform Trade Secrets Act

Employee acknowledges that certain Confidential Information may constitute trade secrets under the Florida Uniform Trade Secrets Act, §688.001 et seq., Florida Statutes. Nothing in this Agreement shall be construed to limit the Company's protections or remedies under that Act, the federal Defend Trade Secrets Act of 2016, or any other applicable law.

2.3Defend Trade Secrets Act -- Notice of Immunity

Pursuant to 18 U.S.C. § 1833(b), Employee is hereby notified of the following immunity from liability for certain disclosures of trade secrets:

STATUTORY NOTICE OF IMMUNITY -- DEFEND TRADE SECRETS ACT (18 U.S.C. § 1833(b))

(1)IMMUNITY. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that:

(A)is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or

(B)is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2)USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual:

(A)files any document containing the trade secret under seal; and

(B)does not disclose the trade secret, except pursuant to court order.

This notice is provided in compliance with 18 U.S.C. § 1833(b)(3) and is intended to preserve the Company's right to seek exemplary damages and attorneys' fees in any action brought under the federal Defend Trade Secrets Act.

2.4Exclusions

The obligations of Section 2 do not apply to information that: (a) is or becomes generally available to the public through no act or omission of Employee; (b) was rightfully known to Employee before disclosure by the Company, free of any obligation of confidentiality, as evidenced by written records; (c) is independently developed by Employee without reference to or use of Confidential Information; or (d) is required to be disclosed by law, regulation, or valid court order, provided that Employee gives the Company prompt written notice and cooperates with the Company's efforts to seek a protective order or other relief.

2.5Permitted Disclosures

Nothing in this Agreement prohibits Employee from: (a) filing or participating in a charge or investigation with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state, or local government agency; (b) discussing wages, hours, or working conditions with coworkers as protected by the National Labor Relations Act; or (c) making any disclosure protected under applicable whistleblower law.

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

2.6Return of Materials

Upon termination of employment for any reason, or upon the Company's request at any time, Employee shall promptly return all originals and copies of materials containing or reflecting Confidential Information, in any form or medium, including all Company-owned equipment, devices, documents, files, data, and credentials, and shall permanently delete any Confidential Information from personal devices, cloud storage, and email accounts. Employee shall certify in writing such return and deletion upon the Company's request.

2.7AI and Emerging Technology Tools

(a)Restriction on Input. Employee shall not input, upload, paste, transmit, or otherwise disclose any Confidential Information into any AI Tool that is not expressly approved in writing by the Company's Chief Technology Officer (or equivalent role) for that specific use. This restriction applies regardless of whether the AI Tool is provided by a third party, embedded within another application, or accessed through a personal or Company account, and regardless of any data retention, training opt-out, or privacy representations made by the AI Tool's provider.

(b)Treatment as Third-Party Disclosure. Employee acknowledges that inputting Confidential Information into any AI Tool not approved under this Section 2.7 constitutes a disclosure of Confidential Information to a third party for purposes of Sections 2.1 and 2.2 of this Agreement, regardless of whether the AI Tool's output is ultimately used, retained, or shared further, and regardless of the AI Tool provider's stated data handling practices.

(c)Approved Tools. The Company's then-current list of approved AI Tools and the scope of permitted use are maintained and updated by the Company and described in the Employee Handbook. Employee is responsible for confirming that an AI Tool is approved for the specific intended use before any use involving Company data, Work Product, or business activities.

(d)Responsibility for Output. Employee remains fully responsible for the accuracy, appropriateness, and legal compliance of any work product, communication, code, or deliverable generated or assisted by an AI Tool, regardless of whether the AI Tool was approved for that use. Use of an approved AI Tool does not relieve Employee of the obligation to review output for accuracy, bias, and compliance before use in any customer-facing, legal, financial, or otherwise consequential context.

(e)Mandatory Disclosure of Use. Employee shall disclose the use of any AI Tool when requested by the Company, and in any circumstance where the authorship, originality, or provenance of a work product is material, including customer deliverables, legal documents, financial reports, audit materials, and SEC or investor-facing communications.

(f)Incident Reporting. Employee shall immediately notify the Company's Chief Technology Officer and Employee's manager upon becoming aware of any actual or suspected disclosure of Confidential Information to an unapproved AI Tool, whether intentional, accidental, or resulting from a third party's actions. Prompt reporting under this subsection does not excuse the underlying disclosure but is a material factor the Company will consider in determining its response.

(g)Breach and Remedies. Any violation of this Section 2.7 constitutes a breach of Section 2 of this Agreement for all purposes hereunder, including without limitation: (i) the Company's right to seek injunctive relief without bond under Section 5.4; (ii) the prevailing-party attorneys' fee provision under Section 5.5, to the extent applicable; (iii) the definition of Cause under Section 6; and (iv) any other remedy available under this Agreement or applicable law.

(h)Relationship to Company Policy. This Section 2.7 states Employee's binding contractual obligations regarding AI Tools. The Company's then-current Approved AI Tools Register and related operational guidance, maintained separately and updated from time to time, describe approved tools and permitted use cases. In the event of any conflict between this Section 2.7 and any Company policy or guidance document, this Section 2.7 controls with respect to Employee's confidentiality obligations.

(i)Continued Acknowledgment. Employee's continued employment following any update to the Company's Approved AI Tools Register or AI-related policies constitutes Employee's ongoing acknowledgment of and agreement to the obligations in this Section 2.7, as updated. The Company may, from time to time and at its discretion, request that Employee re-affirm these obligations in writing, including following any material

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

change to the Approved AI Tools Register; Employee agrees to provide such re-affirmation promptly upon request. Neither the absence of a periodic request nor the Company's failure to collect any such re-affirmation shall limit, waive, or diminish Employee's obligations under this Section 2.7, all of which remain in full force at all times.

2.8Survival

The obligations set forth in Section 2 survive the termination of Employee's employment indefinitely, and as to trade secrets, in perpetuity.

3.Intellectual Property and Work Product

3.1Work Made for Hire

Employee acknowledges and agrees that all Work Product that Employee conceives, creates, develops, or reduces to practice during employment, alone or jointly with others, that (a) is within the scope of Employee's duties, (b) uses the Company's time, equipment, materials, facilities, Confidential Information, or other resources, or (c) relates to the Company's actual or reasonably anticipated business, research, or development, shall constitute “work made for hire” under 17 U.S.C. § 101 and shall be the sole and exclusive property of the Company from the moment of creation. This includes Work Product created with the assistance of any approved AI Tool used in accordance with Section 2.7.

3.2Assignment of Rights

To the extent any Work Product does not qualify as a work made for hire under applicable law, Employee hereby irrevocably assigns, transfers, and conveys to the Company all right, title, and interest in and to such Work Product, including all patent, copyright, trade secret, trademark, moral rights, and other intellectual property rights therein, throughout the world, in perpetuity, free and clear of all claims of any kind.

3.3Power of Attorney

Employee irrevocably appoints the Company and its duly authorized officers as Employee's attorney-in-fact, with full power of substitution, to execute and file on Employee's behalf any documents, applications, or instruments necessary to evidence, perfect, or enforce the Company's rights in Work Product, in the event Employee is unable or unwilling to execute such documents after reasonable request. This power of attorney is coupled with an interest and survives Employee's termination of employment.

3.4Further Assurances

Employee shall, at the Company's request and expense (whether during or after employment), execute all documents and take all actions reasonably requested by the Company to confirm, record, perfect, or enforce the Company's rights in Work Product, including patent applications, copyright registrations, assignments, and litigation cooperation.

3.5Warranty of Non-Infringement

Employee represents and warrants that all Work Product will be original work created by Employee and will not infringe, misappropriate, or violate the intellectual property, privacy, or other rights of any third party.

Employee will promptly notify the Company of any actual or potential third-party claim relating to any Work Product.

3.6Prior Inventions

Employee has listed on Schedule 1 attached hereto all inventions, original works of authorship, developments, and other intellectual property that Employee made or conceived prior to employment with the Company and that Employee wishes to exclude from the scope of this Section 3. If Schedule 1 is blank or not attached, Employee represents that there are no prior inventions to disclose. The Company shall have no rights in any prior inventions properly disclosed on Schedule 1.

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

3.7Concurrent Engagements

Employee may, with the prior written consent of the Company, maintain concurrent employment, consulting, or business relationships with other companies, provided such relationships are disclosed and listed on Schedule 2 attached hereto. Intellectual property developed by Employee for any company listed on Schedule 2, in the course of services for that company and outside the scope of Employee's duties for Targatek, shall belong to that company and shall not be subject to the assignment in Section 3.2, provided that: (a) such work is performed entirely outside of Employee's time committed to Targatek; (b) does not use any Targatek Confidential Information, equipment, or resources; and (c) does not compete with Targatek's business. Employee must promptly disclose any new concurrent engagement and update Schedule 2.

3.8State Law Savings Clause

Nothing in Section 3 shall require assignment of any invention for which no Company equipment, supplies, facilities, or Confidential Information was used and which was developed entirely on Employee's own time, unless such invention either relates to the Company's business or actual or demonstrably anticipated research or development, or results from work performed for the Company. Where applicable state statutes (including California Labor Code § 2870, Delaware Code § 805, Illinois 765 ILCS 1060/2, Minnesota Statutes § 181.78, North Carolina General Statutes § 66-57.1, or Washington RCW 49.44.140) provide protections to employees that exceed those in this Section, such statutes shall control to the extent they conflict with this Agreement.

4.Non-Solicitation

4.1Non-Solicitation of Customers

During the Restricted Period, Employee shall not, directly or indirectly, solicit, divert, induce, or attempt to solicit, divert, or induce any customer, client, or prospective customer of the Company with whom Employee had material contact or about whom Employee obtained Confidential Information during the Employee's employment, for the purpose of offering or providing products or services competitive with those of the Company.

4.2Non-Solicitation of Employees and Contractors

During the Restricted Period, Employee shall not, directly or indirectly: (a) solicit, recruit, induce, or attempt to solicit, recruit, or induce any employee, contractor, or consultant of the Company to terminate or reduce their relationship with the Company; (b) hire or assist any third party in hiring any person who is or was employed or engaged by the Company at any time during the twelve (12) months preceding Employee's termination; or (c) interfere with any contract, agreement, or relationship between the Company and any of its employees, contractors, or consultants.

4.3Statutory Basis and Reasonableness

Employee acknowledges that the restrictions in this Section 4 are reasonable and necessary to protect the Company's legitimate business interests, including those set forth in §542.335(1)(b), Florida Statutes: (a) trade secrets; (b) valuable confidential business information that does not rise to the level of trade secrets; (c) substantial relationships with specific prospective and existing customers, clients, and vendors; (d) customer and client goodwill; and (e) extraordinary or specialized training.

4.4Tolling

If Employee breaches any covenant in this Section 4, the Restricted Period applicable to that covenant shall be tolled and shall not run during any period of breach, and shall resume only upon Employee's cure of the breach. The intent of this provision is to ensure the Company receives the full benefit of the twelve (12)-month restricted period free of any breach.

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

5.Non-Compete

5.1Restriction

During the Restricted Period, Employee shall not, directly or indirectly, anywhere the Company conducts business or has plans to conduct business: (a) engage in, own any interest in, manage, operate, control, consult with, advise, render services to, or be employed by any business that competes with the Company's business of providing AI-powered strategic execution infrastructure, Enterprise Performance Indicator (EPI) frameworks, or related executive performance management solutions; or (b) act as a director, officer, partner, member, manager, agent, employee, or independent contractor of any such competing business. The ownership of less than one percent (1%) of the publicly traded equity of any company shall not violate this Section 5.1.

5.2Legitimate Business Interests

The restrictions in Section 5 are intended to protect the Company's legitimate business interests under

§542.335(1)(b), Florida Statutes, as enumerated in Section 4.3 above, and are reasonable in scope, duration, and geographic reach in light of: (a) Employee's role and access to Confidential Information; (b) the national and international scope of the Company's business; and (c) the time and resources required for the Company to protect its competitive position.

5.3Blue-Penciling and Reformation

If any court of competent jurisdiction determines that the duration, geographic scope, or scope of activity of the covenants in Sections 4 or 5 is overbroad, unreasonable, or otherwise unenforceable, the court is expressly authorized and requested to modify or reform such covenant to the minimum extent necessary to render it valid and enforceable, in accordance with §542.335(1)(c), Florida Statutes. The Parties expressly intend that any reformed covenant shall remain in full force as modified.

5.4Injunctive Relief

Employee acknowledges that a breach or threatened breach of Sections 2, 3, 4, or 5 of this Agreement would cause the Company irreparable harm for which monetary damages would be inadequate. Accordingly, the Company is entitled to seek and obtain injunctive or other equitable relief in any court of competent jurisdiction to restrain or prevent such breach or threatened breach, without the necessity of posting a bond or other security, as provided in §542.335(1)(j), Florida Statutes, in addition to any other available remedies.

5.5Attorneys' Fees

In any legal proceeding arising out of or relating to the enforcement of Sections 4 or 5 of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs, and expenses from the non-prevailing party, as provided in §542.335(1)(k), Florida Statutes.

6.Definition of Cause

For purposes of any provision of the Front-End Agreement or this Agreement that references termination for “Cause,” Cause means any of the following, as determined by the Company in its reasonable judgment:

•Material breach of the Front-End Agreement, this Agreement, or any other written agreement with the Company;

•Material violation of any Company policy, including the Employee Handbook;

•Willful misconduct, gross negligence, or insubordination in the performance of duties;

•Fraud, theft, embezzlement, misappropriation of Company funds or property, or other dishonesty;

•Conviction of, or entry of a guilty or no-contest plea to, any felony or any crime involving moral turpitude;

•Harassment, discrimination, or workplace violence in violation of Company policy or applicable law;

•Unauthorized disclosure, use, or misappropriation of Confidential Information or trade secrets;

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

•Unauthorized disclosure of Confidential Information to an AI Tool in violation of Section 2.7;

•Breach of any covenant in Sections 2 through 5 of this Agreement; or

•Any other conduct that the Company reasonably determines to be materially harmful to the Company's business, operations, reputation, or relationships.

7.Dispute Resolution

7.1Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of laws principles. The Parties acknowledge that Florida law governs the employment relationship for any Employee whose primary place of work is in Florida, and that this Agreement is intended to be enforceable under Florida law including §542.335, Florida Statutes.

7.2Mandatory Mediation

Before initiating any litigation or arbitration (other than seeking emergency injunctive or equitable relief under Section 5.4), the Parties agree to attempt in good faith to resolve any dispute arising out of or relating to this Agreement, the Front-End Agreement, or Employee's employment through mediation administered by a mutually agreed-upon mediator in Broward County, Florida. The Parties shall share the cost of mediation equally. If the Parties cannot agree on a mediator within fifteen (15) days of a written request for mediation, either Party may apply to a court of competent jurisdiction in Broward County, Florida for appointment of a mediator. Mediation shall be completed within forty-five (45) days of the written mediation request, unless the Parties agree otherwise in writing. This mediation requirement is a mandatory condition precedent to any litigation or arbitration.

7.3Venue and Jurisdiction

If mediation does not resolve the dispute, any legal action or proceeding arising out of or relating to this Agreement, the Front-End Agreement, or Employee's employment shall be brought exclusively in the state or federal courts of competent jurisdiction located in Broward County, Florida. Each Party irrevocably consents to the personal jurisdiction of such courts, waives any objection to venue therein, and agrees not to assert any defense of inconvenient forum. The exception in Section 5.4 (injunctive relief) permits filing in any court of competent jurisdiction.

7.4Jury Trial Waiver

EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FRONT-END AGREEMENT, OR THE EMPLOYMENT RELATIONSHIP BETWEEN THE PARTIES. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY'S ENTRY INTO THIS AGREEMENT.

7.5Optional Binding Arbitration

The Parties may, by mutual written agreement at the time a dispute arises, elect to resolve any dispute through binding arbitration in lieu of litigation, administered by JAMS under its Employment Arbitration Rules and Procedures, before a single arbitrator in Broward County, Florida. Such an election must be in writing and signed by both Parties to be effective. Absent such an election, disputes shall be resolved pursuant to Sections 7.2 and 7.3.

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

8.General Provisions

8.1Entire Agreement

This Agreement, together with the Front-End Agreement, Appendix A, Appendix B, the Employee Handbook (as referenced), and Schedules 1 and 2, constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous agreements, representations, and understandings between the Parties regarding the subject matter of Sections 2, 3, 4, and 5, but does not supersede the commercial terms set forth in the Front-End Agreement, Appendix A, or Appendix B, all of which remain in full force and effect.

8.2Amendments

This Agreement may be amended only by a written instrument signed by both Parties and expressly referencing this Agreement. No course of dealing, course of performance, or failure to enforce any provision shall be deemed an amendment or waiver.

8.3Severability

If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be modified to the minimum extent necessary to render it valid and enforceable as set forth in Section 5.3, and all other provisions of this Agreement shall remain in full force and effect.

8.4Waiver

No failure or delay by either Party in exercising any right under this Agreement shall operate as a waiver. No waiver shall be effective unless in writing and signed by the waiving Party.

8.5Assignment

Employee may not assign this Agreement. The Company may assign this Agreement in connection with a merger, acquisition, reorganization, sale of substantially all of its assets, or to any successor entity, without Employee's consent. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and permitted assigns.

8.6Survival

Sections 2 (Confidentiality), 3 (Intellectual Property), 4 (Non-Solicitation), 5 (Non-Compete), 6 (Cause), 7 (Dispute Resolution), and 8 (General) survive the termination of Employee's employment for any reason in accordance with their respective terms.

8.7Counterparts and Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Electronic signatures executed pursuant to the Florida Electronic Signature Act, §668.50, Florida Statutes, and the federal Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq. (E-SIGN), shall be deemed valid and binding to the same extent as original handwritten signatures.

8.8Prior Agreements with Third Parties

Employee represents and warrants that: (a) Employee is not a party to or bound by any agreement with any prior employer or third party (including any non-competition, non-solicitation, non-disclosure, or intellectual property assignment agreement) that would prevent Employee from entering into this Agreement or performing Employee's duties for the Company, except as disclosed on Schedule 2; (b) Employee shall not disclose to the Company any confidential or proprietary information of any prior employer or third party; and

(c) all information Employee provided to the Company in connection with Employee's employment and this Agreement is true and complete. This Section 8.8 sets forth the Employee's representations and warranties for all purposes under this Agreement and the Front-End Agreement.

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

8.9Acknowledgment of Voluntariness

By signing below, Employee acknowledges that: (a) Employee has read this Agreement carefully and understands its terms; (b) Employee has had a meaningful opportunity to consult with independent legal counsel; (c) Employee is entering into this Agreement freely and voluntarily; (d) Employee acknowledges receipt of a copy of this Agreement; and (e) the restrictions and obligations in this Agreement, including Section 2.7, are reasonable and necessary to protect the Company's legitimate business interests.

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date last signed below.

TARGATEK, INC.	EMPLOYEE

Signature	Signature

Joseph U. Thomopson, CEO	William J. Adams, Jr.
Printed Name / Title	Printed Name

6/30/2026	6/30/2026
Date	Date

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

SCHEDULE 1

PRIOR INVENTIONS DISCLOSURE

To Appendix C | Section 3.6

List below all inventions, original works of authorship, developments, and other intellectual property you conceived or developed prior to your employment with Targatek, Inc. that you wish to exclude from the IP assignment in Section 3 of Appendix C. If none, write “None.”

#	Title / Description	Date Created	IP Type	Owned By
1	ValueCollaborator A SaaS platform for consulting	December 2006	SaaS software platform	William J Adams, Jr
2
3
4
5

If no prior inventions are listed above, Employee represents that there are no prior inventions to disclose.

Signature

William J. Adams, Jr.
Printed Name

6/30/2026
Date

Appendix C – Confidentiality, Intellectual Property, Non-Solicitation & Non-Compete Agreement

SCHEDULE 2

CONCURRENT ENGAGEMENTS DISCLOSURE

To Appendix C | Section 3.7

If Employee maintains concurrent employment, consulting, or business relationships with other companies (typical for fractional executives and advisors), list each below. Intellectual property developed for the named companies, in the scope of services for those companies and entirely outside Employee's work for Targatek, is excluded from the IP assignment in Section 3 of Appendix C, subject to the conditions stated therein.

#	Company Name	Nature of Engagement	Approx. Hours/Week	Effective Date
1	Whitespace LLC	Founder/Chairman	5	1/1/2026
2	Kitchen Cloud Inc	Board Member, Fractional Chief Strategy Officer	5	5/1/2025
3	Adams Advisory	Founder/CEO	2.5	03/01/2026
4

If no concurrent engagements are listed above, Employee represents that there are no concurrent engagements to disclose. Employee agrees to promptly update this Schedule 2 in writing upon entering into any new concurrent engagement during employment with Targatek.

By signing below, Employee certifies that the engagements listed above (or the representation of none) is true and complete, and that no concurrent engagement competes with Targatek's business or uses Targatek's Confidential Information.

Signature

William J. Adams, Jr.
Printed Name

6/30/2026
Date